Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated September 23, 1998 included in Digital Courier Technologies, Inc.'s Form 10-K for the year ended June 30, 1998 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Salt Lake City, Utah
February 11, 1999